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                                                                    EXHIBIT 99.1

NEW RELEASE
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FOR RELEASE:      Immediately                              (AMEX: MPH and MPHPR)
DATE:             May 6, 1997
CONTACT:          John E. Castello
                  (415) 274-1808

MERIDIAN POINT REALTY TRUST VIII CO. SETS DATE OF THE 1997 ANNUAL MEETING OF STOCKHOLDERS.

     SAN FRANCISCO - MERIDIAN POINT REALTY TRUST VIII CO. (AMEX: MPH and MPHPR), an equity real estate investment trust, today announced that the 1997 Annual Meeting of Stockholders will be held at The Park Hyatt Hotel, 333 Battery Street, San Francisco, California on June 13, 1997 at 2:00 p.m. Pacific Time. The Record Date for the Annual Meeting will be May 16, 1997.

     Pursuant to the terms of the Company's By-Laws, any stockholder desiring to propose business to be considered at the 1997 Annual Meeting of Stockholders must deliver written notice in a form complying with the By-Laws, and such notice must be received by the Company no later than the close of business on May 16, 1997. Nominations and business not proposed in accordance with the Company's By-Laws will not be considered at the 1997 Annual Meeting of Stockholders.

     Meridian Point Realty Trust VIII Co. is an equity REIT which owns 24 light industrial properties totaling approximately 2.7 million square feet. The properties are located in Michigan, Illinois, Tennessee, Texas, Arizona, and California.